Exhibit 10.40
                         AGREEMENT

     AGREEMENT effective as of April 1, 1993, between Dataflex Corporation, a New Jersey corporation, which has its offices at 3920 Park Avenue, Edison, New Jersey 08820 (hereinafter termed "Company") and Richard C. Rose, who resides at 11 S. Rohallion Drive, Rumson, New Jersey (hereinafter "Rose").
     WHEREAS, the Company presently employs Rose as President and Chief Executive Officer of the Company; and
     WHEREAS, the Company desires to continue to employ Rose as President and Chief Executive Officer of the Company; and
     WHEREAS, Rose is willing to continue such employment as President and Chief Executive Officer of the Company.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:
     1. Employment. The Company hereby employs Rose and Rose hereby accepts employment upon the terms and conditions hereinafter set forth.
     2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on April 1, 1993, and shall terminate on December 31, 1999.
     3. Compensation. For the services to be rendered by Rose under the terms of this Agreement, the Company shall pay Rose a basic salary of three hundred twenty-nine thousand four hundred ($329,400.00) dollars per year or such greater amount as may be approved from time to time by the Board of Directors (the "Basic Salary"), payable in equal bi-weekly installments. In addition to such Basic Salary, Rose shall be entitled to compensation in an amount equal to five (5%) percent of the Company's Income Before Income Taxes, or such greater amount as may be approved from time to time by the Board of Directors. Such compensation in excess of Basic Salary shall be payable within ninety (90) days after the end of the Company's fiscal quarter.
     4.   Duties.   Rose is engaged as President and Chief
Executive Officer of the Company with all of the responsibilities commensurate with such titles. The precise services of Rose may be modified, enlarged or limited, from time to time, at the discretion of the Board of Directors. If Rose serves as a director of the Company during the term of this Agreement, Rose shall serve in such capacity without further compensation, however, nothing herein shall be construed as requiring the Company, or anyone else to cause the election or appointment of Rose as a director of the Company.
     5.   Restrictive Covenants.
          A. Rose recognizes and acknowledges that the list of the Company's customers, as it may exist from time to time, is a valuable, special, and unique asset of the Company's business. Rose will not, during, or for one year after the term of his employment, disclose the list of the Company's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.
          B. During the term of this Agreement and for one year after the termination of this Agreement, Rose will not, directly or indirectly, within New Jersey, New York, Connecticut, Massachusetts, Pennsylvania, and such other states in which the Company may or does do business, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competitive with or otherwise similar to the business conducted by the Company.
          C. In the event of a breach or threatened breach by Rose of the provisions of this paragraph, the Company shall be entitled to an injunction restraining Rose from disclosing, in whole or in part, the list of the Company's customers, or from rendering any services to any person, firm, corporation, associa-tion, or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Rose.
     6. Expenses. Rose is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment, travel, and similar items. The Company shall reimburse Rose for all such expenses upon the presentation by Rose, from time to time, of an itemized account of such expendi-tures.
     7.   Disability.
          A. If Rose is not able to perform each of the material duties of his job, does not work at any other occupation, is unable to do each of the material duties of any job for which he is fitted by education, training, or experience, and is under the regular treatment of a physician for a period in excess of twelve (12) consecutive months, then at the option of the Company, and upon thirty (30) days notice in writing to Rose by the Company, this Agreement shall cease and terminate, and Rose shall be paid, within sixty (60) days, all Basic Salary (as then in effect) earned up to and including the date of termination and, in addition, shall be paid within such sixty (60) day period, fifty (50%) percent of the remaining total amount of Basic Salary (as then in effect) due to Rose under the terms of Paragraph 3 hereof, up to and including such Basic Salary which would have been earned by December 31, 1999. An additional amount equal to fifty (50%) percent of the remaining total amount of Basic Salary (as then in effect) due to Rose under the terms of Paragraph 3 hereof, up to and including such Basic Salary which would have been earned by December 31, 1999, shall be paid to Rose in accordance with the Company's normal payroll practices through December 31, 1999. However, such payments shall immediately terminate, and the Company shall have no further obligations under this Paragraph 7, in the event of Rose's death prior to December 31, 1999. In addition, Rose shall be entitled to compensation in excess of Basic Salary earned up to and including the date of termination. Such amount is deemed to be earned on a monthly pro rata basis, on the last day of each month, and shall be payable within 90 days after the end of the fiscal quarter in which termination occurred.
               The amount paid to Rose as one hundred (100%) percent of his remaining Basic Salary which would have been earned by December 31, 1999 shall be reduced by any funds provided or to be provided from disability insurance which the Company, at its sole cost and expense, may obtain for the benefit of Rose and by any compensation received by Rose from another employer subsequent to the date of disability and during the term of the employment agreement with the Company. Such reduction shall first be applied to reduce the fifty (50%) percent payment to be made within sixty
(60) days of the termination of the Agreement and, to the extent necessary, shall then be applied on a proportionate basis to reduce the remaining disability payments to be made in accordance with the Company's normal payroll practices.
          B. If at any time, as a result of the total payments received from the Company, a disability insurance carrier and/or another employer, Rose has received benefits or compensation in excess of that which he is entitled to receive to date under this Paragraph 7, he shall be obligated to immediately pay such excess to the Company. In addition, the Company may deduct such excess from any payments which the Company is otherwise obligated to make to Rose in the future under this Agreement.
          C. This Paragraph 7 shall survive the termination of this Agreement.
     8. Insurance. The Company shall have the right, from time to time, to apply for and take out in its name and at its own expense life, health or other insurance upon Rose in any sum or sums which may be deemed necessary by the Company to protect its interest under this Agreement, and Rose shall do all such things as may be necessary to assist in the procuring of such insurance by making proper application therefor as may be required by an insurance company and submitting to the usual and customary medical examination.
     9. Other Plans. In addition to the compensation provided for in Paragraph 3 hereof, Rose shall be entitled to participate in any group life, medical, pension, retirement, profit sharing and other employee benefit plans, vacations, other types of deferred compensation arrangements afforded generally by the Company to other officers of the Company and nothing herein contained shall be deemed to preclude Rose's participation in any such plan.
     10.  Termination.
          A. The Company shall have the right to terminate Rose's employment under this Agreement if Rose:
               (i) is convicted of a felony, or pleads guilty or nolo contendre to such felony or lesser charge which results from plea bargaining; or
               (ii) breaches any material term or condition of this Agreement in any material respect and fails to cure such material breach within the latter of thirty (30) calendar days after receiving written notice of such breach from the Company or such reasonable period of time as is necessary to cure such breach; or
               (iii) dies, or is disabled pursuant to Paragraph 7 of this Agreement.
          B. If this Agreement is terminated pursuant to Paragraph 10A hereof, the Company shall be under no obligation or liability to Rose except to pay to him such Basic Salary to which he may be entitled pursuant hereto up to the date of such termina-tion. No compensation in excess of Basic Salary will be earned for the fiscal quarter of termination. Such funds shall be payable to Rose, or his personal representative, within sixty (60) days after such termination, or the appointment of a duly authorized personal representative, whichever is later.
          C. The Company shall also have the right to terminate Rose's employment without cause. In such event, the Company shall be required to pay to Rose the remaining Basic Salary (as then in effect) to which Rose is entitled, for the remaining term of this Agreement. The Board of Directors may not reduce Rose's Basic Salary in contemplation of such termination. The remaining Basic Salary shall be payable in one lump sum within thirty-one (31) days after such termination. In addition, Rose will be entitled to the amount of compensation in excess of Basic Salary earned up to the date of termination. For this purpose, compensation in excess of Basic Salary is deemed to be earned on a monthly basis, on the last day of each month. For example, if Rose is terminated without cause on February 28, 1994, he will be entitled to 11/12 of the compensation in excess of Basic Salary which would otherwise have been earned by him for the Company's year ending March 31, 1994 provided he had been employed by the Company on that date. Such amount shall be payable within 90 days after the end of the fiscal quarter in which termination occurred.
     11. Death During Employment. Notwithstanding any other provision in this Agreement to the contrary, if Rose dies during the term of his employment hereunder, the Company shall:
          A. Pay to the estate of Rose, within six (6) months of Rose's death, all of the Basic Salary which would otherwise be payable to him up to the later of (i) four (4) years from the date of Rose's death or (ii) the end of the term of this Agreement during which his death occurs. The amount of Rose's Basic Salary to be used in determining the amount payable to his estate pursuant to the preceding sentence shall be the Basic Salary in effect on the date of his death.
          B. Pay a total of five thousand ($5,000.00) dollars, within sixty (60) days after the death of Rose, to the widow and to Rose's surviving children in equal shares, or if there are no such widow or surviving children, to the estate of Rose.
     12.  Payment In the Event of Change in Control of the Company.
          A. If in a single transaction or as a result of a series of transactions occurring in concert with each other, the control of the Company shall change, and subsequent to such change in control, this Agreement, or any subsequent employment agreement then in effect which expires prior to Rose attaining sixty-five
(65) years of age, is terminated or is not renewed by the Company at the expiration of the term of such agreement or any renewals, extensions or modifications thereof, Rose shall be entitled to compensation (in addition to all amounts otherwise payable to Rose under this Agreement, in an amount equal to two hundred and ninety-nine (299%) percent of the annual Basic Salary payable to Rose at the time when his employment is terminated. For purposes of this Paragraph 12, a "change in control" shall occur if in excess of fifty (50%) percent of the Company's stock is transferred in a single transaction or a series of transactions in concert with each other. In determining whether in excess of fifty (50%) percent of the Company's stock has been transferred, transfers by a person or persons who were officers of the Company, or were related to an officer, immediately prior to a change in control shall be disregarded. The amount payable under this Paragraph 12 shall be paid in one single payment to Rose within sixty (60) days of the termination of Rose's employment.
          B. Notwithstanding any other provisions of this Agreement to the contrary, the total amounts deemed to be payable to Rose under this Agreement as a result of a change in control shall not exceed three times the base amount as determined under
Section 280G of the Internal Revenue Code of 1986, as amended. In the event the amounts payable to Rose as a result of a change of control are reduced pursuant to the preceding sentence, the amounts payable under this Paragraph 12 shall be reduced prior to the reduction of any other payments to Rose hereunder.
          C. This Paragraph 12 shall survive the termination of this Agreement.
     13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence in the case of Rose, or to its principal office in the case of the Company.
     14. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by Rose shall not operate or be construed as a waiver of any subsequent breach by Rose.
     15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.
     16. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed or modified except by an agreement in writing signed by the parties hereto.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ATTEST:                            DATAFLEX CORPORATION


 \s\ Mary Sheehan                  \s\ Gordon J. McLenithan
                               BY:
                                   Gordon J. McLenithan,
                                   Executive Vice President


WITNESS:


 \s\ Elizabeth Massimo             \s\ Richard C. Rose

                                   Richard C. Rose,
                                   Individually

Exhibit 10.41

Dataflex Corporation
3920 Park Avenue
Edison, New Jersey 08820


                                             May __, 1994



Richard C. Rose
c/o Dataflex Corporation
3920 Park Avenue
Edison, New Jersey 08820


     Re:  Amendment to Employment Agreement


Dear Mr. Rose:

     Reference is made to that certain Agreement, dated as of April 1, 1993, between Dataflex Corporation, a New Jersey corporation (the "Company"), and you (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Employment Agreement").

     Each of the parties hereto agree as follows:

     SECTION 1. Amendment to the Employment Agreement. Section 3 of the Employment Agreement is hereby amended by deleting the words "five (5)" appearing therein and substituting therefor the words
"four (4)".

     SECTION 2.  Miscellaneous.

          (a) This Amendment and the rights of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New Jersey.

          (b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counter-parts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (c) Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Kindly confirm your acceptance of the terms hereof by signing and returning one copy of this letter agreement to the Company.

                              Very truly yours,

                              DATAFLEX CORPORATION


                                   \s\ Richard C. Rose
                              By:
                              Title:

                               \s\ Richard C. Rose

                               Richard C. Rose

Exhibit 10.42
                   EMPLOYMENT AGREEMENT

     AGREEMENT dated as of January 3O, 1995, between Dataflex Corporation, a New Jersey corporation, which has its principal office at 3920 Park Avenue, Edison, New Jersey 08820 (hereinafter, the "Company") and Gordon J. McLenithan (hereinafter, the "Executive").
     WHEREAS, the Company desires to employ the Executive as President of Dataflex East, a division of the Company; and
     WHEREAS, the Executive is willing to accept such employment as President of Dataflex East, a division of the Company; and
     WHEREAS, the Company and the Executive desire to terminate the Employment Agreement, dated as of April 1, 1993, as amended, between the Company and the Executive (the "Existing Employment Agreement");
     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:
          1. Employment. The Company hereby employs the Execu-tive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.
          2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on the date hereof and shall terminate on the third anniversary of the date hereof.
          3. Compensation. For the services to be rendered by the Executive under the terms of this Agreement, the Company shall pay the Executive a basic salary of $297,000.00 per year or such greater amount as may be approved from time to time by the Company's Board of Directors (the "Basic Salary"), payable in equal by-weekly installments. In addition to such Basic Salary, the Executive shall be entitled to compensation in an amount equal to three percent (3%) of the Company's Income Before Income Taxes for the Company's fiscal quarter ended on December 31, 1994 and for the Company's fiscal quarter ending on March 31, 1995. The compensa-tion described in the preceding sentence shall be payable within ninety (90) days after the end of the appropriate fiscal quarter of the Company. Commencing April 1, 1995, in addition to Basic Salary, the Executive shall be eligible to receive bonus compensa-tion from the Company in an amount, if any, and at such times, as may be approved from time to time by the Company's Chief Executive Officer or its Board of Directors in its sole discretion.
          4.  Duties.
               A. The Executive is engaged as President of Dataflex East, a division of the Company with all of the responsi-bilities commensurate with such title. The precise services of the Executive may be modified, enlarged or limited, from time to time, at the discretion of the Company's Board of Directors or the Chief Executive Officer. During the term of this Agreement, the Executive shall devote his full business time, energy and skill to his employment as President of Dataflex East, a division of the Company.
               B. During the term of this Agreement, the Executive shall not be required to relocate to any office of the Company which would require him to change his principal residence from that maintained by the Executive on the date hereof.
          5.  Restrictive Covenants.
               A. The Executive recognizes and acknowledges that the list of the Company's customers, as it may exist from time to time, is a valuable, special, and unique asset of the Company's business. The Executive will not, during, or for one (1) year after the term of his employment, disclose the list of the Company's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.
               B. During the term of this Agreement and for one year after the termination of this Agreement, the Executive will not, directly or indirectly, within New Jersey, New York, Connecticut, Massachusetts, Pennsylvania, California, Illinois, Arizona, Florida, Alabama, Tennessee and such other states in which the Company may or does do business, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competitive with or otherwise similar to the business conducted by the Company during the term of the Executive's employment here-under.
               C. In the event of a breach or threatened breach by the Executive of the provisions of this paragraph 5, the Company shall be entitled to injunctive relief to enforce its rights hereunder. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.
               D. This Paragraph 5 shall survive the termination of this Agreement.
          6. Expenses. The Executive is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment, travel, and similar items. The Company shall reimburse the Executive for all such expenses upon the presentation by the Executive, from time to time, of an itemized account of such expenditures.
          7.  Disability.
               A. If the Executive is not able to perform each of the material duties of his job due to physical or mental disabili-ty, does not work at any other occupation, is unable to do each of the material duties of any job for which he is fitted by education, training, or experience, and is under the regular treatment of a physician, all for a period in excess of twelve (12) consecutive months, then, at the option of the Company, and upon thirty (30) days' notice in writing to the Executive by the Company, this Agreement (other than the restrictive covenants set forth in paragraph 5 hereof) shall terminate, and the Executive shall be paid, within sixty (60) days of the date of termination of this Agreement, a lump sum equal to all Basic Salary (as then in effect) earned up to and including the date of termination plus fifty percent (50%) of the remaining total amount of Basic Salary (as then in effect) which would have been earned by the Executive hereunder if he had remained in the employ of the Company through the third anniversary of the date hereof. An additional amount equal to the balance of the Basic Salary (as then in effect) which would have been earned by the Executive hereunder if he had remained in the employ of the Company through the third anniversary of the date hereof shall be paid to the Executive in equal installments through the third anniversary of the date hereof in accordance with the Company's normal payroll practices. However, such periodic payments shall immediately terminate, and the Company shall have no further obligations under this Paragraph 7, in the event of the Executive's death prior to the third anniversary of the date hereof.
               B. In addition to the payments described in Paragraph 7A above, the Executive shall be entitled to receive the compensation described in the second sentence of paragraph 3 hereof earned up to and including the date of termination. Such amount is deemed to be earned on a monthly pro rata basis, on the last day of each month, and shall be payable within 90 days after the end of the fiscal quarter in which termination occurred.
               C. Notwithstanding the provisions of Paragraph 7A to the contrary, the lump sum or periodic payments of Basic Salary in respect of the remaining original tern of this Agreement provided for in Paragraph 7A shall be reduced by any funds provided or to be provided from disability insurance or other plans or arrangements which the Company, at its sole cost and expense, may obtain for the benefit of the Executive and by any compensation received by the Executive from another employer subsequent to the date of disability and during the term of this Agreement. Such reduction shall first be applied to reduce the fifty (50%) percent payment to be made within sixty (60) days of the termination of the Agreement and, to the extent necessary, shall then be applied on a proportionate basis to reduce the remaining disability payments to be made in accordance with the Company's normal payroll practices.
               D. If at any time, as a result of the total payments received from the Company, a disability insurance carrier and/or another employer, the Executive has received benefits or compensation in excess of that which he is entitled to receive under this Paragraph 7, he shall be obligated to immediately pay such excess to the Company. In addition, the Company may deduct such excess from any payments which the Company is otherwise obligated to make to the Executive in the future under this Agreement.
               E. This Paragraph 7 shall survive the termination of this Agreement.
          8. Insurance. The Company shall have the right, from time to time, to apply for and take out in its name and at its own expense, life, health or other insurance upon the Executive in any sum or sums which may be deemed necessary by the Company to protect its interest under this Agreement, and the Executive shall do all such things as may be necessary to assist in the procuring of such insurance by making proper application therefor as may be required by an insurance company and submitting to the usual and customary medical examination.
          9. Other Plans. In addition to the compensation provided for in paragraph 3 hereof, the Executive shall be entitled to participate in any group life, medical, pension, retirement, profit sharing and other employee benefit plans, vacations, and other types of deferred compensation arrangements afforded generally by the Company to other officers of the Company, subject to his meeting applicable eligibility requirements, and nothing herein contained shall be deemed to preclude the Executive's participation in any such plan.
          10.  Termination.
               A. The Company shall have the right to terminate the Executive's employment under this Agreement if the Executive:
                    (i) is convicted of a felony, or pleads guilty or nolo contendere to such felony or lesser charge which results from plea bargaining; or
                    (ii) breaches any material term or condition of this Agreement in any material respect and fails to cure such material breach within the latter of thirty (30) calendar days after receiving written notice of such breach from the Company or such reasonable period of time as is necessary to cure such breach; or
                    (iii) dies, or is disabled pursuant to Para-graph 7 of this Agreement; or
                    (iv) the Company shall reasonably believe that the Executive has committed an act of fraud, theft or dishonesty against the Company.
               B. If this Agreement is terminated pursuant to Paragraph 10A hereof, and except as otherwise provided in Para-graphs 7 and 11 hereof, the Company shall be under no obligation or liability to the Executive except to pay to him such Basic Salary to which he may be entitled pursuant hereto through the date of such termination and the compensation described in the second sentence of paragraph 3 hereof through the last full fiscal quarter completed prior to the date of termination. No compensation in excess of Basic Salary will be earned for the fiscal quarter of termination.
               C. The Company shall also have the right to terminate the Executive's employment without cause. In such event, the Company shall be required to pay to the Executive the remaining Basic Salary as then in effect to which the Executive is entitled for the remaining term of this Agreement. The Company's Board of Directors may not reduce the Executive's Basic Salary in contempla-tion of such termination. The remaining Basic Salary shall be payable in one lump sum within thirty-one (31) days after such termination. In addition, the Executive will be entitled to the compensation described in the second sentence of Paragraph 3 hereof through the date of termination. For this purpose, such compensa-tion is deemed to be earned on a monthly pro rata basis, on the last day of each month. Such amount shall be payable within ninety
(90) days after the end of the fiscal quarter in which termination occurs.
          11. Death During Employment. Notwithstanding any other provision in this Agreement to the contrary, if the Executive dies during the term of his employment hereunder, the Company shall:
               A.  pay to the estate of the Executive within six
(6) months of the Executive's death, all of the Basic Salary which would otherwise be payable to him up to the third anniversary of the date hereof. The amount of Basic Salary to be used in determining the amount payable to his estate pursuant to the preceding sentence shall be the Basic Salary in effect on the date of his death; and, in addition,
               B. pay a total of $5,000 to the estate of the Executive, within sixty (60) days after the death of the Executive.
          12.  Payment In the Event of Change in Control of the
Company.
               A. If in a single transaction or as a result of a series of transactions occurring in concert with each other, the control of the Company shall change, and subsequent to such change in control, this Agreement, or any subsequent employment agreement then in effect which expires prior to the Executive's attaining sixty-five (65) years of age, is terminated or is not renewed by the Company (for an additional three-year term) at the expiration of the term of such agreement, the Executive shall be entitled to compensation in addition to all amounts otherwise payable to the Executive under this Agreement, in an amount equal to two hundred ninety nine percent (299%) of the annual Basic Salary payable to the Executive at the time when his employment is terminated. For purposes of this Paragraph 12, a "change in control" shall occur if a person, together with such person's affiliates or associates, acquire 50% or more of the outstanding voting stock of the Company. The amount payable under this Paragraph 12 shall be paid in one single payment to the Executive within sixty (60) days of the termination of employment.
               B. Notwithstanding any other provisions of this Agreement to the contrary, the total amounts deemed to be payable to the Executive under this Agreement or otherwise as a result of a change in control shall not exceed three (3) times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended. In the event the amounts payable to the Executive as a result of a change of control are reduced pursuant to the preceding sentence, the amounts payable under this paragraph 12 shall be reduced prior to the reduction of any other payments to the Executive hereunder.
               C. This paragraph 12 shall survive the termination of this Agreement.
          13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence, in the case of the Executive, or to its principal office, in the case of the Company.
          14. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.
          15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.
          16. Entire Agreement. This Agreement contains the entire agreement of the parties. The Existing Employment Agreement is hereby expressly terminated by the Executive and the Company, and shall be of no further force or effect. This Agreement may not be changed or modified except by an agreement in writing signed by the parties hereto.
          17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.
          18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          19. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by the Executive without the prior written consent of the Company.
     IN WITNESS WHEREOF, the parties here to have caused this Agreement to be duly executed as of the day and year first written above.

                                   DATAFLEX CORPORATION


                                   \s\ Richard C. Rose
                              BY:
                              Title: Chairman/CEO



                                \s\ Gordon J. McLenithan

                                Gordon J. McLenithan,
                                Executive Vice President

Exhibit 10.43



Gordon J. McLenithan
c/o Dataflex Corporation
3920 Park Avenue
Edison, New Jersey 08820


April 1, 1995


     Re:  Employment Agreement(s)


Dear Mr. McLenithan:

     Reference is made to that certain Agreement, dated as of January 30, 1995 between Dataflex Corporation, a New Jersey
Corporation (the "Company") and you (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from rime to time, the "Employment Agreement").

     Each of the parties agrees as follows:

     SECTION 1. Employment Agreement. Section 3 of the Employment Agreement is hereby amended by deleting the words "a basic salary of $297,000" appearing therein and substituting therefor the words "a basic salary of $200,000".

     In return for these agreed upon terms, the Executive will receive the following:

     (a) A lump sum of $97,300.00, less all applicable taxes and withholdings shall be paid. This amount will be earned and paid for current services at the end of each quarter of the Company's 1996 Fiscal Year in four equal installments of $24,325.00 less all applicable taxes and withholdings as required by Federal and State law.

     (b) A grant of 17,298 shares restricted common stock of the Company. This restricted grant shall have a vesting period of three
(3) years, with one-third (1/3) of the share amount available at the conclusion of the first year and one-third (1/3) of the total shares available on subsequent years.

     (c) Issuance of an option under the Dataflex 1994 Stock Option Plan for 17,298 shares granted at $8.125. This Stock Option Grant shall have a vesting period of three (3) years, with one-third (1/3) of the share amount available at the conclusion of the first year and one-third (1/3) of the total shares available on subsequent years.

     SECTION 2. Miscellaneous.

     (a) This Amendment and the rights of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New Jersey.

     (b) This Amendment may be executed in any number of counter-parts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to an original and all of which taken together shall constitute one and the same agreement.

     (c) Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Kindly confirm your acceptance of the terms hereof by signing and returning one copy of this document to the Company.

                              Very truly yours,

                              DATAFLEX CORPORATION


                                   /s/ Raymond DioGuardi
                              By:
                              Title: Sr. Vice President of
                                      Finance and CFO

                               \s\ Gordon J. McLenithan

                               Gordon J. McLenithan

                                   4-1-95

                               Date

Exhibit 10.44

April 1, 1995


Peter H. Jackson
19 Valley View Road
Orinda, CA 94563

     Re:  Amendment to Employment Agreement

Dear Mr. Jackson:

     Reference is made to that certain Agreement, dated as of April 6, 1994 between Dataflex Corporation, a New Jersey Corporation (the "Company"), and you (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Employment Agreement').

     Each of the parties hereto agrees as follows:

     SECTION 1. Amendment to the Employment Agreement.  Page One
(1), paragraph two (2) is hereby amended by deleting the words
"President and Chief Operating Officer" and substituting therefor
"Co-President, Executive Officer".

     Section 3 of the Employment Agreement is hereby amended by deleting the words "a basic salary of $296,460" appearing therein and substituting therefor the words "a basic salary of $225,000".

     Further, the Employment Agreement is hereby amended by deleting the words "In addition to such Basic Salary, the Executive shall be entitled to compensation in an amount equal to three percent (3%) of the Company's Income Before Income Taxes, or such greater amount as may be approved from time to time by the Company's Board of Directors." appearing therein and substituting therefor the words "In addition, the Executive shall be entitled to further compensation through the Company's Annual Bonus Program and at an amount as may be approved from time to time by the Company's Board of Directors".

     In exchange for these agreed upon substitutions, the following one-time compensation will be made:

          A. A lump sum of $ 123,640.00, less all applicable taxes and withholdings shall be paid. This amount will be earned and paid for current services at the end of each quarter of the Company's 1996 Fiscal Year in four equal installments of $30,910.00 less all applicable taxes and withholdings as required by Federal and State law.

          B. Issuance of an option for 21,980 shares restricted common stock of the Company. This restricted grant shall have a vesting period of two (2) years, with fifty (50%) percent of the option vesting at the conclusion of each year.

          C. Issuance of an option under the Dataflex 1994 Stock Option Plan for 21,980 shares granted at $8.125. This Stock Option Grant shall have a vesting period of two (2) years, with fifty (50%) percent of the option vesting at the conclusion of each year.

     SECTION 2. Miscellaneous

          (a) This Amendment and the rights of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New Jersey.

          (b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counter-parts, each of which when so executed shall be deemed to an original and all of which taken together shall constitute one and the same agreement.

          (c) Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Kindly confirm your acceptance of the terms hereof by signing and returning one copy of this letter agreement to the Company

                              Very truly yours,

                              DATAFLEX CORPORATION


                                   /s/ Raymond DioGuardi
                              By:
                              Title: Sr. Vice President of
                                      Finance and CFO


                                \s\ Peter H. Jackson

                               Peter H. Jackson

                                   5-11-95

                               Date

Exhibit 22

DATAFLEX COLORATION

SUBSIDIARIES


     Dataflex Southwest Corporation, an Arizona corporation.

Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-4817, 33-16424, 33-
32996 and 33-51012) of our report dated June 23, 1995, appearing on page F-1 of this Form 10-K.

PRICE WATERHOUSE LLP



Morristown, New Jersey
June 23, 1995

U:\WPC\FILE\01095001\dataflex.agr
June 29, 1995; 1:18pm